Ex. T3A.44

NOTE:  ONCE    DOCUMENT    IS    ACCEPTED    AND    FILED,    CHANGES    MUST   BE   BY   AMENDMENT   OR   CERTIFICATE   OF   CHANGE ONLY!

The Commonwealth of Massachusetts

OFFICE OF THE MASSACHUSETTS SECRETARY OF STATE

MICHAEL JOSEPH CONNOLLY, Secretary

ONE ASHBURTON PLACE, BOSTON, MASS. 02108

ARTICLES OF ORGANIZATION

(Under G.L. Ch. 156B)
Incorporators

NAME                                                                                     POST OFFICE ADDRESS

Include given name in full in case of natural persons: in case of a corporation, give state of incorporation.

Uno Restaurant Corporation, a Delaware corporation
100 Charles Park Road
West Roxbury, MA  02132-4985

The above-named incorporator(s) do hereby associate (themselves) with the intention of forming a corporation under the provisions of General Laws, Chapter 156B and hereby state(s).

1.           The name by which the corporation shall be known is:

Uno Foods Inc.

2.           The purpose for which the corporation is formed is as follows:

See continuation sheet 2A

Note:  If the space provided under any article or item of this form is insufficient, additions shall be set forth on separate 8 1/2 x 11 sheets of paper leaving a left hand margin of at least 1 inch for binding.  Additions to more than one article may be continued on a single sheet so long as each article requesting each such addition is clearly indicated.

US_ACTIVE:\43431955\05\78450.0005

3.  The total number of shares and the par value, if any, of each class of stock within the corporation is authorized as follows:

	WITHOUT PAR VALUE	WITH PAR VALUE
CLASS OF STOCK	NUMBER OF SHARES	NUMBER OF SHARES	PAR VALUE	AMOUNT
Preferred				$

Common		10,000	$.01		$100.00

*4.  If more than one class is authorized, a description of each of the different classes of stock with, if any, the preferences, voting powers, qualifications, special or relative rights or privileges as to each class thereof and any series now established.

*5.  The restrictions, if any, imposed by the Articles of Organization upon the transfer of shares of stock of any class are as follows:

*6.  Other lawful provisions, if any, for the conduct and regulation of business and affairs of the corporation, for its voluntary dissolution for limiting, defining, regulating the powers of the corporation, or of its directors or stockholders or on any class of stockholders.

See continuation sheet 6AA

2A

To carry on any one or more manufacturing, mercantile or commercial businesses.

To lend money or credit to and to aid in any other manner corporations, joint-stock companies, trusts, business trusts, associations, firms and persons any obligation of which or any interest in which is held by this corporation or in the affairs or prosperity of which this corporation has a lawful interest, and to do all acts and things designed to protect, improve or enhance the value of any such obligation or interest; to guarantee, or to secure by mortgage or through lien upon all or any part of the assets of this corporation, the payment of principal, interest and dividends on any stocks, shares, bonds, notes or other evidences of interest in or indebtedness of, and the performance of any other contract or obligation by such corporations, joint-stock companies, trusts, business trusts, associations, firms or persons.

To carry on in connection with the foregoing any other business advantageous to the business of the corporation, and in general to do every act and thing and carry on every other business whatsoever, convenient or proper for the accomplishment of the purposes or for the carrying on of the business of the Corporation, and to exercise all the powers conferred by the laws of the Commonwealth of Massachusetts upon business corporations.

6AA

The rights of a stockholder shall not be considered adversely affected by an amendment of the Articles of Organization of the Corporation which creates or alters any restrictions on transfer of stock, and any such amendment is hereby expressly permitted.

Meetings of the Stockholders of the corporation may be held anywhere in the United States.

The Directors may make, amend or repeal the By-laws in whole or in part except with respect to any provision thereof which by law or By-laws requires action by the Stockholders.

The Corporation may be a partner in any business enterprise which the Corporation would have power to conduct by itself.

The Board of Directors has full power and authority to establish and designate any other series of common stock of the corporation and to fix and determine the variations in the relative rights and preferences of each series, including, without limitation, the voting rights, if any of each series.  A majority of each class of stock outstanding and entitled to vote or a majority of the voting rights represented by the then outstanding shares of the Corporation’s capitol stock may authorize:

(i)	Any amendments to the Articles of Organization;

6AA Continued

(ii)	The sale, lease or exchange of all or substantially all of the property and assets of the corporation, including its good will, upon such terms and conditions as it deems expedient; and

(iii)	The approval of an agreement of consolidation or merger.

No Director shall be personally liable to the Corporation or its Stockholders for monetary damages from breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability; provided, however, that, to the extent required by applicable law, this provision shall not eliminate or limit the liability of a Director (i) for any breach of the director’s duty of loyalty to the corporation or its Stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under sections 61 or 62 or successor provisions of the Massachusetts Business Corporation Law, or (iv) for any transaction from which the Director derived any improper personal benefit.  This provision shall not eliminate or limit the liability of a Director for any act or omission occurring prior to the effective date of this provision.  No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any Director, for or with respect to, any acts or omissions of such Director occurring prior to such amendment or repeal.

7.  By-laws of the corporation have been duly adopted and the initial directors, president, treasurer and clerk, whose names are set out below, have been duly elected.

8.  The effective date of organization of the corporation shall be the date of filing with the Secretary of the Commonwealth or if later date is desired, specify date.  (not ore than 30 days after the filing.)   May 2, 1990

9.  The following information shall not for any purpose be treated as a permanent part of the Articles of Organization of the corporation.

a.	The post office address of the initial principal office of the corporation of Massachusetts is:
100 Charles Park Road, West Roxbury, MA 02132-4985

b.	The name, residence, and post office address of each of the initial directors and following officers of the corporation are as follows:

	NAME	RESIDENCE	POST OFFICE ADDRESS

President:	Alan M. Fox	8 Jefferson Lane Westborough, MA 01581

Treasurer	Robert M. Brown	28 Everett Street Stoneham, MA 02181

Clerk:	R. Edward Buice	8 Bridle Path Circle Framingham, MA 01701

Directors:	Aaron D. Spencer	69 Farlow Road Newton, MA 02159

	Craig S. Miller	101 Fox Run Road Sudbury, MA 01776

	Alan M. Fox	8 Jefferson Lane Westborough, MA 01581

c.	The date initially adopted on which the corporation’s fiscal year ends is:
September 30

d.	The date initially fixed in the by-laws for the annual meeting of stockholders of the corporation is:
The third Wednesday in February

e.	The name and business address of the resident agent, if any, of the corporation is:

IN WITNESS WHEREOF and under the penalties of perjury the INCORPORATOR(S) sign(s) these Articles of Organization this   2nd      day of    May,    1990

/s/ Craig S. Miller
Uno Restaurant Corporation

By:
Craig S. miller, President

The signature of each incorporator which is not a natural person must be an individual who shall show the capacity in which he acts and by signing shall represent under the penalties of perjury that he is duly authorized on its behalf to sign these Articles of Organization

THE COMMONWEALTH OF MASSACHUSETTS

ARTICLES OF ORGANIZATION

GENERAL LAWS, CHAPTER 156B, SECTION 12

I hereby certify that, upon an examination of the within written articles of organization, duly submitted to me, it appears that the provisions of the General Laws relative to the organization of corporations have been complied with, and I hereby approve said articles: and the filing fee in the amount of $200 having been paid, said articles are deemed to have been filed with me this 2nd day of May, 1990

Effective date _____________________________________________

/s/ Michael J. Connolly

MICHAEL JOSEPH CONNOLLY

Secretary of State

PHOTO COPY OF ARTICLES OF ORGANIZATION TO BE SENT
TO BE FILLED IN BY CORPORATION

TO:

General Counsel, Uno Foods Inc.
100 Charles Park Road
West Roxbury MA 02132
Telephone: (____)323-9200

FILING FEE:  1/20 of 1% of the total amount of the authorized capital stock with par value, and one cent a share for all authorized shares without par value, but not less than $1.50 General Laws, Chapter 156B. Shares of stock with a par value less than one dollar shall be deemed to have par value of one dollar per share.